SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             INSIGNIA SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                     [LOGO]

                             INSIGNIA SYSTEMS, INC.
                             10801 Red Circle Drive
                              Minnetonka, MN 55343

                -------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 1998

--------------------------------------------------------------------------------


TO THE STOCKHOLDERS OF INSIGNIA SYSTEMS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Insignia Systems, Inc. (the "Company"), a Minnesota corporation, will be held on Thursday, May 21, 1998 at 9:00 a.m., Central Daylight Savings Time, at the Company's Corporate Headquarters, 10801 Red Circle Drive, Minnetonka, Minnesota, for the following purposes:

         1. To elect directors to serve for the ensuing year and until their successors are elected;

         2. To ratify an amendment to the Company's Employee Stock Purchase Plan to renew the term of the Plan for three additional years;

         3. To ratify an amendment to the Company's Stock Plan to increase by 600,000 shares the number of shares available under the Plan;

         4. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the current year; and

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on March 30, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                             By Order of the Board of Directors


                                             G. L. Hoffman
                                             Secretary
Minnetonka, Minnesota
April 15, 1998


            ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                                     [LOGO]

                             INSIGNIA SYSTEMS, INC.

                       -----------------------------------

                                 PROXY STATEMENT

               ---------------------------------------------------


            This Proxy Statement is furnished to the stockholders of Insignia Systems, Inc. in connection with the Board of Directors' solicitation of proxies to be voted at the annual meeting of stockholders to be held on May 21, 1998 or any adjournment thereof (the "Meeting"). The mailing of this Proxy Statement to stockholders commenced on or about April 15, 1998.

            All expenses in connection with solicitation of proxies will be borne by the Company. The Company will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies by mail, but directors, officers, and other employees of the Company may also solicit in person, by telephone, by telegraph or by mail. The Company's principal offices are located at 10801 Red Circle Drive, Minnetonka, Minnesota 55343.

            Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, or by revocation in person at the Meeting; but if not so revoked, the shares represented by such proxy will be voted in the manner directed by the shareholder. If no direction is made, proxies received from stockholders will be noted "for" the proposals set forth in the Notice of Meeting.

            The Company has 6,877,721 shares of common stock, par value $.01 per share (the "Common Stock") outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. Only stockholders of record at the close of business on March 30, 1998 are entitled to vote at the meeting and at any continuation or adjournment thereof. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business.

            Under Minnesota law, each item of business properly presented at a meeting of stockholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Meeting will be tabulated at the Meeting to determine whether or not a quorum is present. Abstentions will be treated as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                              SECURITY OWNERSHIP OF
                      PRINCIPAL SHAREHOLDERS AND MANAGEMENT

            The following table presents information provided to the Company as to the beneficial ownership of Common Stock as of February 28, 1998 (i) by persons known to the Company to hold 5% or more of such stock, (ii) each of the directors of the Company, (iii) each of the executive officers named in the Summary Compensation Table on page 3 and (iv) by all current officers and directors as a group. Beneficial ownership includes shares available for purchase under warrants or options which are either currently exercisable or exercisable within 60 days after February 28, 1998.

                                                Amount and Nature
Name and Address of                               of Beneficial       Percent of
Beneficial Owner                                    Ownership           Shares
---------------------------------------------   -----------------     ----------

G. L. Hoffman                                     1,020,134(1)          14.8%
10801 Red Circle Drive
Minnetonka, MN 55343

Scott F. Drill                                       45,834(2)            .7%
10801 Red Circle Drive
Minnetonka, MN 55343

Erwin A. Kelen                                      155,000(3)           2.2%
Kelen Ventures
5500 Wayzata Blvd., Suite 1045
Golden Valley, MN 55416

Don E. Schultz                                       30,000(4)            .4%
Agora, Inc.
1007 Church Street, Suite 105
Evanston, IL 60201

Gordon F. Stofer                                    113,774(5)           1.7%
Cherry Tree Ventures III
1400 Northland Plaza, 3800 W. 80th Street
Minneapolis, MN 55431

Frank D. Trestman                                   155,000(6)           2.2%
Trestman Enterprises
5500 Wayzata Blvd., Suite 1045
Golden Valley, MN 55416

Paul A. Moquist                                     236,657(7)           3.8%
10801 Red Circle Drive
Minnetonka, MN 55343

Perkins Capital Management, Inc.                  2,491,000(8)          33.7%
708 East Lake Street
Wayzata, MN 55391

All current Directors and Officers as a Group     1,788,604(9)          25.8%
(8 persons)

---------------------------------------
(1) Includes 45,834 shares subject to options and warrants which are currently exercisable.
(2) Includes 45,834 shares subject to options and warrants which are currently exercisable.

(3) Includes 105,000 shares subject to options and warrants which are currently exercisable and 30,000 shares held in trust for Mr. Kelen's children, as to which he disclaims beneficial ownership.
(4) Includes 30,000 shares subject to options and warrants which are currently exercisable.
(5) Consists of 30,000 shares subject to options which are currently exercisable by Mr. Stofer and 75,000 shares held by Cherry Tree Ventures III, over which Mr. Stofer, as the Managing General Partner, has shared voting and investment power.
(6) Includes 55,000 shares subject to options and warrants which are currently exercisable. Also includes 40,000 shares held in trust for Mr. Trestman's wife and children and 50,000 shares subject to warrants currently exercisable by the trust, as to which Mr. Trestman disclaims beneficial ownership.
(7) Includes 157,846 shares subject to options and warrants which are currently exercisable and 10,600 shares held by Mr. Moquist's wife, as to which Mr. Moquist disclaims beneficial ownership.
(8) Includes 710,000 shares subject to warrants which are currently exercisable.
(9) Includes 534,514 shares subject to options and warrants currently exercisable by officers and directors of the Company, 30,000 shares held in trust for the children of a director, 40,000 shares held in trust for the wife and children of another director and 10,600 shares held by the wife of an officer.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

            The following table shows, for the fiscal years ending December 31, 1995, 1996 and 1997, the cash compensation paid by the Company, as well as certain compensation paid or accrued for such years, to G. L. Hoffman, the Company's President and Chief Executive Officer, and to each other executive officer of the Company (together with Mr. Hoffman, the "Named Executives") whose total cash compensation exceeded $100,000 during Fiscal 1995, 1996 and 1997 in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                              Long-Term
                                                 Annual Compensation         Compensation
                           Fiscal Year       --------------------------      ------------
                             Ended                                           Stock Options      All Other
Name and Position         December 31,       Salary           Bonus           and Awards      Compensation (1)
----------------------    ------------       ------       -------------      -------------    ----------------
G. L. Hoffman                 1997          $158,800            --                --            $  6,375
Chairman, President,          1996          $132,300            --              50,000(2)       $  6,286
CEO and Secretary             1995          $126,000            --                --            $  6,244

Paul A. Moquist               1997          $124,500            --                --            $  6,665
Exec. Vice President,         1996          $112,000            --              85,000(3)       $  6,357
Sales & Operations            1995          $105,000            --              50,000(4)       $  6,317


------------------------
(1)  Includes amounts for car allowance and payment of life insurance premiums.
(2)  Includes a stock option to purchase 50,000 shares at $1.38 per share.
(3) Includes a stock option to purchase 75,000 shares at $1.38 per share which was granted to replace a canceled 75,000 share option with an exercise price of $2.00 per share. Also includes a stock option to purchase 10,000 shares at $1.38 per share.
(4)  Includes a stock option to purchase 50,000 shares at $1.50 per share.

STOCK OPTIONS

            The Company's Stock Plan (the "Plan") provides for the granting of stock options or restricted stock awards to key employees, consultants and directors. An aggregate of 1,520,000 shares of common stock have been issued or reserved for issuance under the Plan, as amended by the Board of Directors on February 24, 1998, when 600,000 shares were added to the Plan.

            As of February 28, 1998, there are options outstanding under the Plan for 1,047,600 shares. During the last three years (January 1, 1995 to December 31, 1997), the Company has granted under the Plan options for a total of 185,000 shares to executive officers at an average price of $1.41 per share, options for a total of 45,000 shares to directors who are not executive officers at an average price of $2.17 per share and options for a total of 336,900 shares to other employees and to consultants at exercise prices ranging from $1.00 to $3.625 per share. In 1995 options to purchase 54,077 shares were exercised by current and former employees, one of whom was a former executive officer. No options were exercised in 1996. In 1997 options to purchase 13,768 shares were exercised by current and former employees. As of February 28, 1998, options covering 487,975 shares have terminated with exercise prices ranging from $.50 to $4.50 per share.


                        OPTION GRANTS IN LAST FISCAL YEAR

            There were no option grants to executives from January 1, 1997 through December 31, 1997.


OPTION EXERCISES AND HOLDINGS

            The following table sets forth information with respect to the Named Executives concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:


          AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                               Number of                      Value of Unexercised
                                                          Unexercised Options                 In-the-Money Options
                     Shares                              at December 31, 1997              as of December 31, 1997(1)
                    Acquired          Value       ---------------------------------     -------------------------------
Name               on Exercise       Realized     Exercisable         Unexercisable     Exercisable       Unexercisable
-----------        -----------       --------     -----------         -------------     -----------       -------------
G. L. Hoffman          --               --           16,667               33,333             --                 --

Paul A. Moquist        --               --          136,667               23,333             --                 --


--------------------
(1) Based on the market price of $1.28 per share for the Company's Common Stock on December 31, 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(1) of the Securities Act of 1934 requires the Company's executive officers and directors to file reports with the Securities and Exchange Commission concerning their initial ownership and changes in ownership of Company securities. To the Company's knowledge, all such reports were filed in a timely manner.


                                     ITEM I
                              ELECTION OF DIRECTORS

            The Board of Directors has fixed at six the size of the Board of Directors to be elected at the Meeting and has nominated as the management slate all of its current members. It is anticipated that proxies will be voted for the management slate, and that each nominee will serve if elected. Should any nominee be unable to serve, the persons named in the proxies may in their discretion vote for a substitute.

            The names and ages of the management slate of nominees, their principal occupations and other information is set forth below, based upon information furnished to the Company by the nominees.


Name and Age                    Occupation                                             Director Since
--------------------------      ------------------------------------------------      ----------------
G. L. Hoffman (48)              Chairman and Secretary of the Company                       1990

Scott F. Drill (45)             President and Chief Executive Officer                     Feb. 1998

Erwin A. Kelen (62)             Private Investor, Consultant                                1990

Don E. Schultz (64)             Professor, Consultant                                       1997

Gordon F. Stofer (51)           Managing General Partner, Venture Capital Firm              1990

Frank D. Trestman (63)          Private Investor, Consultant                                1990


BUSINESS EXPERIENCE

            G. L. Hoffman, age 48, a co-founder of the Company, has been the Chairman and Secretary of the Company since it was incorporated in January 1990. Prior to that time he was a co-founder of Varitronic Systems, Inc., which develops, manufactures and markets business graphic products. Mr. Hoffman was employed as Chairman, Executive Vice President and Secretary of Varitronics from 1983 until January 1990. Mr. Hoffman had primary responsibility for developing Varitronics' international marketing and private label distribution systems.

            Scott F. Drill, age 45, has been President and Chief Executive Officer of the Company since February 24, 1998. Since May 1996, Mr. Drill was a partner in Minnesota Management Partners (MMP), a venture capital firm located in Minneapolis, Minnesota. He remains a partner in MMP, which completed investment of its capital in January of this year. From 1983 through March 1996 Mr. Drill was President and Chief Executive Officer of Varitronic Systems and Chairman since 1990. Prior to starting Varitronics, Mr. Drill held senior management positions in sales and marketing at Conklin Company and Kroy, Inc.

            Erwin A. Kelen, age 62, has been a Director of the Company since August 1990. Since October 1990 Mr. Kelen has served as President of Kelen Ventures, a venture capital investment and consulting firm located in Minneapolis, Minnesota. From January 1984 to October 1990 Mr. Kelen was President and Chief Executive Officer of DataMyte Corporation, a manufacturer of computerized factory data collection systems based in Minneapolis, Minnesota. He is a director of Printronix, Inc., a manufacturer of printers for computer based systems located in Irvine, California; Computer Network Technologies, Inc., a Minneapolis-based designer and manufacturer of high-speed computer networking equipment; and CyberOptics a Minneapolis-based manufacturer of laser sensors and sensor systems.

            Don E. Schultz, age 64, has been a Director of the Company since September 1997. Since 1977 Mr. Schultz has been a professor at Northwestern University. Mr. Schultz is also President of the consulting firm, Agora, Inc. and is a Senior Partner in Targetbase Marketing International and The Targetbase Institute.

            Gordon F. Stofer, age 51, has been a Director of the Company since February 1990. Since 1980 Mr. Stofer has been the managing general partner of Cherry Tree Ventures, a venture capital investment firm located in Minneapolis, Minnesota. Mr. Stofer is also a director of Ringer Corporation, a lawn care products manufacturer and distributor in Eden Prairie, Minnesota; and Coda Music Technology, Inc., a developer and marketer of proprietary music technology products located in Eden Prairie, Minnesota.

            Frank D. Trestman, age 63, has been a Director of the Company since August 1990. Since November 1986 Mr. Trestman has served as President of Trestman Enterprises, a Minneapolis-based investment and consulting firm. Mr. Trestman also serves as a director of Best Buy Co., Inc., a national retailer of consumer electronic products based in Minneapolis, Minnesota, and Metris Companies, an information based direct marketer of consumer credit products, extended service plans and other fee based products and services to moderate income consumers. Metris Companies is located in Minneapolis, Minnesota.

            The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee, each consisting of Mr. Kelen, Mr. Stofer and Mr. Trestman. The Audit Committee met once and the Compensation Committee met once during 1997.

            The Board of Directors met four times during 1997. Each director attended at least 75% of the meetings held. The Company's directors do not receive any fees for their service on the Board of Directors, other than reimbursement of reasonable out-of-pocket expenses incurred on behalf of the Company. The Company's amended Stock Plan provides for the annual grant to each non-employee director of a non-qualified option to purchase 5,000 shares of common stock at an exercise price equal to the closing market price on the date of grant.

            THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ELECTION OF THE MANAGEMENT SLATE OF NOMINEES.



                                     ITEM II
                    AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

            The Company's 1993 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors and was approved by the Company's shareholders on April 27, 1993. The purpose of the Purchase Plan is to facilitate purchase of Company Common Stock by employees through payroll deductions to foster a greater community of interest between the Company's employees and its shareholders. There are approximately 93 employees, including four executive officers, who are currently eligible to participate under the Purchase Plan.

            In its original form the Purchase Plan covered 1993 through 1995 and reserved a total of 200,000 shares of common stock for employee purchase in those three years. At the Annual Meeting of Shareholders on May 11, 1995, the shareholders approved the addition of 200,000 shares to the Purchase Plan and extended the Purchase Plan through 1996. The Purchase Plan was not extended through 1997. As of the end of 1997 a total of 249,059 shares have been purchased by employees under the Purchase Plan. The Company's Board of Directors has approved and is hereby submitting to Stockholders for approval amendment to the Purchase Plan which would renew the term of the Purchase Plan for three additional years, (1998 through 2000) so as to allow greater participation by the Company's employees over a longer period of time. The other terms of the Purchase Plan would not change in any material aspect. The terms of the Purchase Plan, with the proposed amendment, are summarized below:

TERM OF THE PURCHASE PLAN

            The original Purchase Plan was for a total term of three years, carried out in phases of one year each. Each phase commences immediately after the termination of the preceding phase. The proposed Amendment would extend the Purchase Plan for three one year phases, consisting of the years 1998 through 2000.

ELIGIBILITY

            Any employee of the Company who customarily works more than 20 hours per week and more than five months in a calendar year, and who is employed by the Company when a phase begins, is eligible to participate in the phase of the Purchase Plan. Employees of any future subsidiary of the Company may also participate.

PARTICIPATION

            Eligible employees may voluntarily elect to participate in the Purchase Plan by completing a payroll deduction authorization which is effective on the first day of the applicable phase. Payroll deductions are limited to 10% of the participating employee's base pay for the phase.

PURCHASE PRICE

            The payroll deductions authorized by participating employees are used to purchase newly issued shares of Common Stock from the Company at the end of each phase. The purchase price is the lower of 85% of the fair market value of the shares on the first day or the last day of the applicable phase of the Purchase Plan.

EXERCISE AND WITHDRAWAL

            Shares are purchased for participating employees automatically on the last day of a phase, unless the participant elects in writing prior to such date not to complete the purchase. A participant may at any time during a phase give notice that he or she does not wish to continue to participate, and all amounts withheld are then refunded with interest.

ADMINISTRATION AND AMENDMENT

            The Purchase Plan is administered by a Committee appointed by the Board of Directors. Each member of such Committee is either a director, officer or employee of the Company. The Board of Directors may at any time amend the Purchase Plan, except that no amendment may make changes in stock purchase rights already granted that would adversely affect the rights of any participant.

INCOME TAX CONSEQUENCES AND REGISTRATION WITH SEC

            The Company believes that the Purchase Plan is a "qualified" Purchase Plan under Section 423 of the Internal Revenue Code of 1986. Under the Internal Revenue Code, no income will result to a participant upon the purchase of shares, and no deduction will be allowed by the Company. The gain, if any, resulting from a disposition of the share received by a Participant, is reported according to the provisions of Section 423 of the Internal Revenue Code, and will be taxed in part as ordinary income and in part as capital gain.

            The Company has filed with the Securities and Exchange Commission a registration statement covering the offering of shares under the Purchase Plan, and a prospectus will be delivered to each eligible employee prior to the time when an election to participate must be made.

SHAREHOLDER APPROVAL OF AMENDMENT

            Approval of the proposed amendment to the Purchase Plan requires the affirmative vote of a majority of the shares present and entitled to vote at the Meeting.

            THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE PURCHASE PLAN.

                                    ITEM III
                             AMENDMENT TO STOCK PLAN

            The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company's Stock Plan (the "Plan"). The amendment provides for an increase in the total number of shares available under the Plan by 600,000 shares to a total of 1,520,000 shares. As of February 28, 1998, a total of 251,825 shares had been issued upon the exercise of options under the Plan and there were options outstanding to purchase 1,047,600 shares under the Plan. Therefore, without shareholder approval of the amendment to the Plan, the Company believes that the remaining shares will be insufficient to cover future option grants and awards. The Board of Directors deemed it prudent to increase the shares available for grant under the Plan by 600,000 shares to facilitate future option grants and restricted stock awards.

SUMMARY OF THE PLAN

            The Plan provides for the granting of stock options or restricted stock awards to key employees, consultants and directors. An aggregate of 1,520,000 shares of Common Stock have been issued or reserved for issuance under the Plan, as amended by the Board of Directors. Shares covered by expired or terminated stock options and forfeited shares of restricted stock may be used for subsequent awards under the Plan.

            The Plan is administered by the Company's Board of Directors or, if the Board so determines, by a committee of "disinterested persons" as defined in the Plan who are appointed by the Board. The Board or the committee has the power to select recipients, make awards of stock options or restricted shares, and adopt regulations and procedures for the Plan.

            The Plan permits the award of both stock options that qualify as "incentive stock options" under the Internal Revenue Code and options that do not so qualify ("non-qualified options"). Incentive stock options differ as to their tax treatment and are subject to a number of limitations under the Internal Revenue Code. The exercise price of non-qualified options may not be less than 85% of the fair market value of the stock on the date the option is granted. Incentive stock options may not be granted with an exercise price less than 100% of the fair market value of the Common Stock on the date of the grant (or, for an option granted to a person holding more than 10% of the Company's voting stock, at less than 110% of fair market value).

            Following an optionee's death, disability or retirement, the optionee's options may be exercised by the optionee (or the optionee's legal representative or legatee) for a period of three years or until the expiration of the stated term of the option, whichever is less. If an optionee's employment with the Company terminates for any other reason, such optionee's options will immediately terminate, except if such optionee is involuntarily terminated without "case," in which even the optionee's vested options are exercisable for the lesser of three months or the remaining term of the option. Options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of an optionee may be exercised only by the optionee.

            The term of each option, which is fixed by the committee or the Board at the time of grant, may not exceed ten years from the date the option is granted (except that an incentive option granted to a person holding more than 10% of the Company's voting stock may be exercisable only for five years). Options may be made exercisable in whole or in installments, as determined by the committee or the Board. The vesting of options may be accelerated upon a change in control of the Company.

            The committee or the Board may also grant restrictive stock awards under the Plan that result in shares of Common Stock being issued to a participant subject to restrictions against disposition during a restricted period established by the committee or the Board. The committee or the Board may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The provisions of restricted stock awards need not be the same with respect to each recipient. The shares of restricted stock awarded under the Plan are to be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the committee or the Board requires such dividends and distributions to be held by the Company subject to the same restrictions as the restricted stock. If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the committee or the Board to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the committee or the Board. The Company has granted a 5,000 share restricted stock award under the Plan to an outside consultant.

GRANTS OF OPTIONS

            As of February 28, 1998, there are options outstanding under the Plan for 1,047,600 shares. During the last three years (January 1, 1995 to December 31, 1997), the Company has granted under the Plan options for a total of 185,000 shares to executive officers at an average price of $1.41 per share, options for a total of 45,000 shares to directors who are not executive officers at an average price of $2.17 per share and options for a total of 336,900 shares to other employees and to consultants at exercise prices ranging from $1.00 to $3.625 per share. In 1995 options to purchase 54,077 shares were exercised by current and former employees, one of whom was a former executive officer. No options were exercised in 1996. In 1997 options to purchase 13,768 shares were exercised by current and former employees. As of February 28, 1998, options covering 487,975 shares have been canceled with exercise prices ranging from $.50 to $4.50 per share.

FEDERAL INCOME TAX TREATMENT

            Generally the grant of either an incentive stock option or a non-qualified option under the Plan will not cause recognition of income by the optionee or entitle the Company to an income tax deduction. Upon exercise of an option the tax treatment will generally vary depending on whether the option is an incentive stock option or a non-qualified option. The exercise of an incentive stock option will generally not cause recognition of income by the optionee or entitle the Company to a tax deduction. However, the amount by which the fair market value of the shares obtained exceeds the exercise price on the date of exercise is an item of tax preference to the optionee for alternative minimum tax purposes.

            The exercise of a non-qualified option will generally cause the optionee to recognize taxable income equal to the difference between the exercise price and the fair market value of the stock obtained on the day of exercise. The Company must then in most cases obtain from the optionee funds to meet tax withholding requirements arising from that income recognition. The exercise of a non-qualified option will also generally entitle the Company to an income tax deduction equal to the amount of the income recognized by the exercising option holder.

            The foregoing discussion of the federal income tax treatment of options is necessarily general and any option holder should consult his tax advisor as to his own particular circumstances and applicable laws and regulations.

SHAREHOLDER APPROVAL

            Approval of the amendment to the Plan requires the affirmative vote of a majority of the shares present and entitled to vote at the Meeting.

            THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE PLAN.

                                     ITEM IV
                              APPROVAL OF AUDITORS

            Ernst & Young LLP, independent auditors, have been the Company's auditors since 1990. They have been reappointed by the Board of Directors as the Company's auditors for the year ending December 31, 1998. Although shareholder approval is not required, the Board of Directors requests it. In the event the appointment should not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest possible time.

            A representative of Ernst & Young LLP is expected to be present at the Meeting, will be given the opportunity to make a statement and will be available to answer appropriate questions.

            THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

                                 OTHER BUSINESS

            The Management of the Company knows of no matters other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

            The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company's next meeting of Shareholders (for the year ending December 31, 1998) is expected to be held on or about May 13, 1999 and proxy materials in connection with that meeting are expected to be mailed on or about April 2, 1999. Any shareholder proposals prepared in accordance with the proxy rules for inclusion in the Company's proxy materials must be received by the Company on or before December 1, 1998.

            The Company's Annual Report to Shareholders for the year ended December 31, 1997 is being mailed to shareholders with this Proxy Statement. Shareholders may receive, without charge, a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Vice President of Finance, Insignia Systems, Inc., 10801 Red Circle Drive, Minnetonka, MN 55343, or by calling the Company at (612) 930-8200.

                                           By Order of the Board of Directors


                                           G. L. Hoffman
                                           Secretary

                                      PROXY
                             INSIGNIA SYSTEMS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints G. L. HOFFMAN and JOHN R. WHISNANT, or either of them acting alone, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of Insignia Systems, Inc. registered in the name of the undersigned, at the Annual Meeting of the Shareholders, to be held on Thursday, May 21, 1998, at 9:00 a.m., Central Daylight Standard Time, at the Company's Corporate Headquarters, 10801 Red Circle Drive, Minnetonka, Minnesota, and at any adjournment thereof:

1.  ELECTION OF DIRECTORS

    Nominees: G. L. HOFFMAN, SCOTT F. DRILL, ERWIN A. KELEN, DON E. SCHULTZ,
              GORDON F. STOFER AND FRANK D. TRESTMAN

    [ ] FOR all nominees listed above      [ ] WITHHOLD AUTHORITY
        (except those whose names have         to vote for all nominees listed
        been stricken above)                   above

        (To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

2. TO RATIFY AN AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN TO RENEW THE TERM OF THE PLAN FOR THREE ADDITIONAL YEARS:

                        [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

3. TO RATIFY AN AMENDMENT TO THE COMPANY'S STOCK PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE PLAN:

                        [ ] FOR       [ ] AGAINST       [ ] ABSTAIN


         (CONTINUED, AND TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE)

                        (CONTINUED FROM THE OTHER SIDE)


4. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE CURRENT YEAR:

                        [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.


                                        Dated: ___________________________, 1998

                                        ________________________________________

                                        ________________________________________

                                        PLEASE DATE AND SIGN ABOVE exactly as
                                        name appears at the left, indicating,
                                        where appropriate, official position or
                                        representative capacity. If stock is
                                        held in joint tenancy, each joint owner
                                        should sign.